As filed with the Securities and Exchange Commission on January 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOFORMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0424252
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Neoforma, Inc.

3061 Zanker Road

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

1999 Equity Incentive Plan

1999 Employee Stock Purchase Plan

(Full Titles of the Plans)

Andrew L. Guggenhime

Chief Financial Officer

Neoforma, Inc.

3061 Zanker Road

San Jose, California 95134

(408) 468-4000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David K. Michaels, Esq.

Scott J. Leichtner, Esq.

Elizabeth A. Gartland, Esq.

Fenwick & West LLP

275 Battery Street

San Francisco, California 94111

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,056,767(1)	$9.69(2)	$10,240,072.23	$1,205

(1)	Represents 871,256 additional shares reserved for issuance upon exercise of stock options under the Registrant’s 1999 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2005 equal to the difference between the number of shares available for grant under the Registrant’s 1999 Equity Incentive Plan as of December 31, 2004 and 5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2004. Also includes 185,511 additional shares available for issuance under the Registrant’s 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2005 equal to the difference between the number of shares available for grant under the Registrant’s 1999 Employee Stock Purchase Plan as of December 31, 2004 and 1% of the total outstanding shares of the Registrant’s common stock as of December 31, 2004. Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall cover any additional shares of common stock which become issuable under the Registrant’s 1999 Equity Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices for the Registrant’s common stock as reported on the Nasdaq National Market on January 25, 2005.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 871,256 shares under the Registrant’s 1999 Equity Incentive Plan, and an additional 185,511 shares under the Registrant’s 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-95299) filed on January 24, 2000 are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

4.1	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant’s definitive proxy statement on Schedule 14A filed on June 29, 2000).

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendices B and D-3 to the Registrant’s definitive proxy statement on Schedule 14A filed on July 17, 2001).

4.3	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-89077) (the “Form S-1”)).

4.4	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.5	Amended and Restated Registration Rights Agreement dated June 30, 2000 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.6	Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated January 25, 2001 (incorporated by reference to Exhibit 4.03 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.7	Registrant’s 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.04 to the Form S-1).

4.8	Amendment to Registrant’s 1999 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-112013).

4.9	Registrant’s 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.03 to the Form S-1).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (see signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of January, 2005.

NEOFORMA, INC.

/s/ Andrew L. Guggenhime
Andrew L. Guggenhime Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Zollars and Andrew L. Guggenhime, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 27, 2005 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Robert J. Zollars Robert J. Zollars	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 27, 2005

/s/ Andrew L. Guggenhime Andrew L. Guggenhime	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 27, 2005

/s/ Edward A. Blechschmidt Edward A. Blechschmidt	Director	January 27, 2005

/s/ Jeffrey Hillebrand Jeffrey Hillebrand	Director	January 27, 2005

/s/ Wayne B. Lowell Wayne B. Lowell	Director	January 27, 2005

/s/ Michael Murray Michael Murray	Director	January 27, 2005

/s/ C. Thomas Smith C. Thomas Smith	Director	January 27, 2005

INDEX TO EXHIBITS

4.1	Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant’s definitive proxy statement on Schedule 14A filed on June 29, 2000).

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendices B and D-3 to the Registrant’s definitive proxy statement on Schedule 14A filed on July 17, 2001).

4.3	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-89077) (the “Form S-1”)).

4.4	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.5	Amended and Restated Registration Rights Agreement dated June 30, 2000 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.6	Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated January 25, 2001 (incorporated by reference to Exhibit 4.03 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000).

4.7	Registrant’s 1999 Equity Incentive Plan (incorporated by reference to Exhibit 10.04 to the Form S-1).

4.8	Amendment to Registrant’s 1999 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-112013).

4.9	Registrant’s 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.03 to the Form S-1).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (see signature page).